UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 4, 2005

Date of Report (Date of earliest event reported)

TNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32033	36-4430020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File No.)	Identification No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191-1406

(Address of principal executive offices and zip code)

(703) 453-8300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

See “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” for a description of the amended and restated senior secured credit facility that Transaction Network Services, Inc., as Borrower, Registrant, as a Credit Party, the several financial institutions from time to time party thereto, as Lenders, and General Electric Capital Corporation, as Agent, L/C Issuer and a Lender, entered into on May 4, 2005 (the “Amended and Restated Credit Facility”).  GECC Capital Markets Group, Inc. acted as Lead Arranger for the Amended and Restated Credit Facility.  Registrant and its subsidiaries entered into the Credit Facility to refinance its existing senior secured credit facility and to fund the tender offer by Registrant to purchase up to 9,000,000 shares of its common stock as set forth in an Offer to Purchase dated April 5, 2005, as amended (the “Tender Offer”).

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Tender Offer, and as previously announced, Registrant and Transaction Network Services, Inc. (individually and collectively referred to as the “Company”), had obtained a commitment from General Electric Capital Corporation (“GE Capital”) to provide up to $240,000,000 in financing.

On May 4, 2005, the Company entered into the Amended and Restated Credit Facility, which consists of two amended and restated facilities:  a senior term loan facility in an aggregate principal amount of $165,000,000 (the “Amended Term Facility”) and a senior revolving credit facility in an aggregate principal amount of $30,000,000 (the “Amended Revolving Facility”).  Pursuant to the Amended and Restated Credit Facility, certain term lenders holding loans under the Company’s prior credit facility exchanged $48,000,000 of old term loans for term loans under the Amended Term Facility and $117,000,000 of additional term loans were made to the Company to finance the purchase of 6,263,435 shares of the Registrant’s common stock and to pay fees and expenses in connection therewith.  The Amended and Restated Credit Facility may also be used for general corporate purposes.

The Amended Term Facility provides for a seven-year maturity and amortizes via quarterly installments of $412,500 with the balance due at maturity.  The Amended Revolving Facility provides for a five-year maturity.  Interest on the outstanding balances under the Amended Revolving Facility is payable, at the Company’s option, at a rate equal to the higher of the Wall Street Journal published “base rate” or the federal funds rate plus 50 basis points (the “Base Rate”), in each case, plus a margin ranging from 0.75% to 1.00% depending on our ratio of funded debt to EBITDA (the “Leverage Ratio”), or at the London Interbank Offered Rate (“LIBOR”), plus a margin ranging from 1.75% to 2.00%, depending on our Leverage Ratio .  Interest on the outstanding balances under the Amended Term Facility is payable, at the Company’s option, at the Base Rate plus a margin ranging from 0.75% to 1.00%, or at LIBOR plus a margin ranging from

1.75% to 2.00%, depending on our Leverage Ratio.  Amounts borrowed under the facility are expected to bear interest at a floating rate equal to the 1, 2, 3 or 6 month LIBOR plus 2.0% (or approximately 5.1% as of May 4, 2005, assuming a 1-month LIBOR contract).

With respect to any loan to which the Base Rate is applicable, interest is payable on the first business day of each calendar quarter to occur while the loan is outstanding.  With respect to any loan to which LIBOR is applicable, interest is payable on the last day of the LIBOR period unless the LIBOR period is greater than three months in which case interest would be payable at three month intervals and on the last day of the applicable LIBOR period.

The Amended Revolving Facility is subject to an annual commitment fee in an amount equal to between 0.375 and 0.5 percent per annum (based upon the Company’s Leverage Ratio) multiplied by the amount of funds available for borrowing under the Amended Revolving Facility.

The terms of the Amended and Restated Credit Facility require the Company to make an annual prepayment in an amount that may range from 0% to 50% of the Company’s “excess cash flow” (as such term is defined in the Amended and Restated Credit Facility) depending on the Company’s Leverage Ratio for any fiscal year.  Prepayments are also required to be made in other circumstances, including upon asset sales and issuances of stock.

The Company may make optional prepayments of loans under the Amended and Restated Credit Facility, in whole or in part, subject to the Company paying a LIBOR-based breakage fee in connection with any prepayment of LIBOR-based borrowings on a day other than the last day of the relevant interest period for that borrowing.

The terms of the Amended and Restated Credit Facility require the Company to comply with financial and nonfinancial covenants, including maintaining certain leverage, interest and fixed charge coverage ratios at the end of each fiscal quarter.  As of May 4, 2005, the Company is required to maintain a leverage ratio of less than 2.85 to 1.0, an interest coverage ratio of greater than 4.0 to 1.0 and a fixed charge ratio of greater than 2.5 to 1.0.  Certain of the financial covenants will become more restrictive over the term of the Amended and Restated Credit Facility.  The Amended and Restated Credit Facility also contains nonfinancial covenants that restrict some of the Company’s corporate activities, including its ability to dispose of assets, incur additional debt, pay dividends, create liens, make investments, make capital expenditures and engage in specified transactions with affiliates.  Noncompliance with any of the financial or nonfinancial covenants without cure or waiver would constitute an event of default under the Amended and Restated Credit Facility.  An event of default resulting from a breach of a financial or nonfinancial covenant may result, at the option of the lenders, in an acceleration of the principal and interest outstanding, and a termination of the Amended and Restated Credit Facility.  The Amended and Restated Credit Facility also contains other customary events of default (subject to specified grace periods), including defaults based on events of bankruptcy and insolvency, nonpayment of principal, interest or fees when due, breach of specified covenants, change in control and material inaccuracy of representations and warranties.

Item 9.01.              Financial Statements and Exhibits.

                                                (c)           Exhibits.

Exhibit 10.1                                    Amended and Restated Credit Agreement, dated as of May 4, 2005, by and among Transaction Network Services, Inc., Registrant, the several financial institutions from time to time party thereto as Lenders and General Electric Capital Corporation, as Agent, L/C Issuer and a Lender, with GECC Capital Markets Group, Inc., as Lead Arranger.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNS, INC.

Dated: May 5, 2005	By:	/s/ Henry H. Graham, Jr.
Henry H. Graham, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit
Number	Description

10.1

Amended and Restated Credit Agreement, dated as of May 4, 2005, by and among Transaction Network Services, Inc., Registrant, the several financial institutions from time to time party thereto and General Electric Capital Corporation, as Agent, L/C Issuer and a Lender, with GECC Capital Markets Group, Inc., as Lead Arranger.